Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-139686 on Form S-8 of our report dated March 19, 2007, relating to the financial statements of PolyMedix, Inc., appearing in this Annual Report on Form 10-KSB of PolyMedix, Inc. for the year ended December 31, 2006.
Deloitte & Touche LLP

Philadelphia, Pennsylvania
March 19, 2007